RF INDUSTRIES, LTD.
                                7610 Miramar Road
                            San Diego, CA 92126-4202



         NOTICE IS HEREBY GIVEN that the ANNUAL MEETING OF SHAREHOLDERS
                           WILL BE HELD ON MAY 5, 2000


     An Annual Meeting of Shareholders of RF Industries, Ltd., a Nevada corporation (the "Company"), will be held at the office of the Company at 7610 Miramar Road, San Diego, CA 92126-4202 on Friday, May 5, 2000, at 1:30 p.m., Pacific Standard Time, for the following purposes:

1. To elect five directors of the Company who shall serve until the 2001 Annual Meeting of Shareholders (and until the election and qualification of their successors).

2. To approve and ratify the Company's 2000 Incentive Stock Option and Non-Qualified Stock Option Plans.

3. To ratify the selection of J.H. Cohn LLP as the Company's independent public accountants for the fiscal year ending October 31, 2000.

4. To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 20, 2000 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. A complete list of such shareholders will be available at the executive offices of the Company for ten (10) days before the meeting.

     All shareholders are cordially invited to attend the Annual Meeting of Shareholders in person. Regardless of whether you plan to attend the meeting, please sign and date the enclosed Proxy and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United States. The prompt return of Proxies will ensure a quorum and save the Company the expense of further solicitation. Any shareholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.


                                    By Order of the Board of Directors

                                    Terrie A. Gross,
                                    Corporate Secretary
                                    Chief Financial Officer

San Diego, California
March 31, 2000

                               RF INDUSTRIES, LTD.
                                7610 Miramar Road
                            San Diego, CA 92126-4202

                              --------------------
                                 PROXY STATEMENT
                              --------------------
General
--------
         The enclosed Proxy is solicited on behalf of the Board of Directors of RF Industries, Ltd., a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders ("Annual Meeting") to be held on Friday, May 5, 2000, at 1:30 p.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the office of the Company at 7610 Miramar Road, San Diego, CA 92126-4202. This Proxy Statement and the accompanying Proxy and annual report were mailed to shareholders on or about March 31, 2000.

Voting
------
         Only shareholders of record at the close of business on March 20, 2000, will be entitled to vote at the Annual Meeting. On March 20, 2000, there were approximately 3,198,648 shares of Common Stock outstanding. The Company is incorporated in Nevada, and is not required by Nevada corporation law or its Articles of Incorporation to permit cumulative voting in the election of directors.

         On each or any other matter properly presented and submitted to a vote at the Annual Meeting, each share will have one vote and an affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote (where the holders of a majority of the shares entitled to vote are present in person or by Proxy) will be necessary to approve the matter.

Revocability of Proxies
-----------------------

         When the enclosed Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, and if no directions are indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any person giving a Proxy in the form accompanying this statement has the power to revoke it any time before its exercise. It may be revoked by filing with the Secretary of the Company's principal executive office, 7610 Miramar Road, San Diego, CA 92126-4202, an instrument of revocation or a duly executed Proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.

Solicitation
------------

         The Company will bear the entire cost of solicitation of Proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. The solicitation of Proxies by mail may be supplemented by telephone, telegram, and/or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit Proxies other than by mail.


                                   PROPOSAL 1:
                      NOMINATION AND ELECTION OF DIRECTORS

         Each director to be elected will hold office until the next Annual Meeting and until his or her successor is elected and has qualified, or until his or her death, resignation, or removal. Five directors are to be elected at the Annual Meeting. All of the nominees for director were elected by the shareholders at the Company's 1999 annual meeting of shareholders.

         The five candidates receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors of the Company. Each person nominated for election has agreed to serve if elected. If any of such nominees shall become unavailable or refuse to serve as a director (an event that is not anticipated), the Proxy holders will vote for substitute nominees at their discretion. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the five nominees named below.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF EACH NAMED NOMINEE

Nominees
--------
         Set forth below is information regarding the nominees, including information furnished by them as to their principal occupations for the last five years, and their ages as of October 31, 1999.



         Name                           Age            Director Since
        ------                         -----          ----------------
        Jack A. Benz                    66                 1990
        John R. Ehret                   62                 1991
        Howard F. Hill                  59                 1979
        Henry E. Hooper                 46                 1998
        Robert Jacobs                   48                 1997



         Jack A. Benz is an electronics engineer by education, holding a degree from Milwaukee School of Engineering. He has been involved in the sales and marketing end of the electronics and communications industry for over 40 years. He has owned businesses in the manufacturers representative and export field. He managed RF Industries, Ltd. when it operated as a separate company in Florida prior to its acquisition in 1987 by Celltronics, the predecessor company to RF Industries.

     John R. Ehret holds a B.S. degree in Industrial Management from the University of Baltimore. He is Vice-President, Chief Financial Officer, and co-owner of TPL Electronics of Los Angeles, California. He has been in the electronics industry for over 30 years.

         Howard F. Hill, a founder of the Company in 1979, has degrees in Manufacturing Engineering, Quality Engineering and Industrial Management. He took over the presidency of the Company in July of 1993. He has held various positions in the electronics industry over the past 30 years.

     Henry E. Hooper has a bachelor's and master's degree from Yale University. He serves as the Director of Performance Development Team at TESSCO Technologies, a distributor of wireless communications products and services. Before TESSCO, Mr. Hooper served as a VP of sales and marketing with a textile manufacturing company. Mr. Hooper has been in the telecommunications industry for over 10 years.

         Robert Jacobs is RF Industries' Account Executive at Neil Berkman Associates and coordinates the Company's investor relations. He holds an MBA from the University of Southern California and has been in the investor relations industry for over 16 years.

         Terrie Gross joined the Company in January 1992 as Accounting Manager. She was elected to Corporate Secretary in February 1995, and elected to Chief Financial Officer in May 1997.

Board Committees and Meetings
------------------------------
         During the fiscal year ended October 31, 1999, the Board of Directors held 4 meetings. The Board of Directors has an Audit Committee that met 2 times in 1999. All members of the Board of Directors hold office until the next annual meeting of shareholders or the election and qualification of their successors. The directors do not receive any compensation for each Board of Director's meeting personally attended. Executive officers serve at the discretion of the Board of Directors.
         During the fiscal year ended October 31, 1999, each Board of Directors member attended at least 75% of the aggregate of the meetings of the Board of Directors on which he served.

                             Executive Compensation

         Summary of Cash and Other Compensation. The following table sets forth compensation for services rendered in all capacities to the Company during the fiscal year ended October 31, 1999, by the named executive officer for whom disclosure is required.

        Annual Compensation                         Long- Term Compensation Awards
     -------------------------                  -------------------------------------


                                                                                Securities Underlying         Restricted
                                                      Salary        Bonus          Options/SARs             Stock Awards
Name and Principal Position             __Year__     ___($)___     __($)__      ________($)________      ________($)________
---------------------------            ----------   -----------   ---------    --------------------      -------------------
Howard F. Hill, President                1999        125,000       25,000           4,000                        -0-
   Chief Executive Officer, Director     1998         85,000       25,000           4,000                        -0-
                                         1997         85,000         -0-            4,000                        -0-

         Option Grants. The following table contains information concerning the stock option grants to the Company's Chief Executive Officer for the fiscal year ended October 31, 1999.

                                                    Option Grants in Last Fiscal Year

                                 Securities              % of Total
                                 Underlying            Options Granted           Exercise or
                                   Options             to Employees in            Base Price              Expiration
  Name                           Granted (#)             Fiscal Year               ($/Share)                 Date
--------                        ------------          -----------------         -------------           --------------
Howard F. Hill, President
Incentive Stock Option             2, 000                    4%                      1.56                October, 2009
Non-Qualified Option               2, 000                    16%                     1.33                October, 2009

         Option Exercises and Holdings. The following table sets forth information concerning option exercises and option holdings under the 1990 Employee Stock Plan and the Employee Agreement for the year ended October 31, 1999, with respect to the Company's Chief Executive Officer:

                                          Aggregated Options/SAR Exercises in Last Fiscal Year
                                                 and Fiscal Year-End Option/SAR Values


                                     Value Realized          Number of Unexercised            Value of Unexercised
                       Shares       Market Price at         Options/SARs at Fiscal          In-the-Money Options/SARs
                      Acquired       Exercise Less               Year-End (#)                at Fiscal Year end ($)

    Name          Exercise (#)   Exercise Price ($)     Exercisable   Unexercisable        Exercisable     Unexercisable
    ----          ------------   ------------------     -----------   -------------        -----------     -------------
    Howard F. Hill,    20,000           $17,800             504,000           -0-           $689,080           -0-
      President

Employment Agreement
---------------------
         The Company has no employment or severance agreements, other than the presidents, for payments of more than $100,000. However, on June 1, 1994, the Company entered into a six year, renewable employment contract with the President calling for annual compensation of $85,000, raised to $125,000 in 1999, plus a bonus to be determined by the Board. In addition, the employment contract granted the President options to acquire 500,000 shares of common stock at $.10 per share. Such options vest ratably over the six year term of the initial agreement. At October 31, 1999, options to purchase all 500,000 shares were vested.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of October 31, 1999 by: ( i ) each director and nominee for director; (ii) the executive officer named in the Summary Compensation Table in Executive Compensation; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of the Common Stock.


Title of Class                 Name and Address                     Number of Shares (1 & 2)         Percentage (2)
--------------                 of Beneficial Owner                     Beneficially Owned          Beneficially Owned
                               -------------------                     ------------------          ------------------
Common Stock                   Hytek International, Ltd.                   1,267,167                     41.2%
                               690 West 28th Street
                               Hialeah, FL 33010

Common Stock                   Jack A. Benz                                56,000 (3)                     1.7%
                               7610 Miramar Road, Building 6000
                               San Diego, CA 92126-4202

Common Stock                   Howard H. Hill                             541,000 (4)                    17.1%
                               7610 Miramar Road, Building 6000
                               San Diego, CA 92126-4202

Common Stock                   John R. Ehret                              29, 000 (5)                     0.9%
                               7610 Miramar Road, Building 6000
                               San Diego, CA 92126-4202


Common Stock                   Robert Jacobs                               89,900 (6)                     2.8%
                               Neil Berkman Associates

                               1900 Ave of the Stars #2850
                               Los Angeles, CA 90065

Common Stock                   Henry E. Hooper                             19,055 (7)                     0.6%
                               7610 Miramar Road, Building 6000
                               San Diego, CA 92126-4202

                               All Directors and Officers as              758,455 (8)                    24.0%
                               a Group (6 Persons)

1) This table is based on information supplied by officers, directors and principal stockholders. Except as indicated in the footnotes to this table and pursuant to applicable community property laws to the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

2) Shares of Common Stock which were not outstanding but which could be acquired upon exercise of an option within 60 days from the date of this filing are considered outstanding for the purpose of computing the percentage of outstanding shares beneficially owned. However, such shares are not considered to be outstanding for any other purpose.

3) Includes 10,000 shares which Mr. Benz has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

4) Includes 504,000 shares which Mr. Hill has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

5) Includes 10,000 shares which Mr. Ehret has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

6) Includes 50,000 shares which Neil Berkman Associates has the right to acquire upon exercise of vested options, and 19,900 that Robert Jacobs has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

7) Includes 18,555 shares which Mr. Hooper has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

8) Includes 585,955 shares which all Directors and Officers, as a group, have the right to acquire upon exercise of options exercisable within 60 days of the date of this report.

There is no arrangement known to the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Compliance With Section 16(a) of the Exchange Act
-------------------------------------------------
         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
         Based solely on its review of the copies of reporting forms received by the Company, the Company believes that during its most recent fiscal year ended October 31, 1999, that its officers and directors complied with the filing requirements under Section 16(a).

                                   PROPOSAL 2
                         APPROVAL OF THE ADOPTION OF THE
                    2000 STOCK OPTION PLAN (THE "2000 PLAN")


         The 2000 Plan was adopted by the Board of Directors of the Company effective November 1, 2000 subject to approval by the stockholders. The purpose of the 2000 Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The 2000 Plan seeks to achieve this purpose by providing for awards in the form of options which may constitute incentive stock options or nonstatutory stock options.

         The primary features of the 2000 Plan are summarized below. This summary is qualified in its entirety by reference to the specific provisions of the 2000 Plan, the full text of which is set forth as Exhibit A to this Proxy Statement.

Share Reserve
-------------

         The Board of Directors adopted the 2000 Plan on March 10, 2000, subject to stockholder approval. The Company has reserved 300,000 shares of common stock for issuance under the 2000 Plan. On January 1 of each year, starting with the year 2001, the number of shares in the reserve will automatically increase by 4% of the total number of shares of common stock of the Company that are outstanding at that time or by 10,000 shares, whichever is less. In general, if options awarded under the 2000 Plan are forfeited, then those options will again become available for grant under the 2000 Plan. The Company has not yet granted any options under the 2000 Plan.

Administration
--------------

         The Compensation Committee of the Board of Directors ("Committee") administers the 2000 Plan. The Committee has the complete discretion to make all decisions relating to the interpretation and operation of the 2000 Plan. The Committee has the discretion to determine who will receive an option, what type of option it will be, how many shares will be covered by the option, what the vesting requirements will be (if any), and what the other features and conditions of each option will be. The Committee may also reprice outstanding options and modify outstanding options in other ways.

Eligibility
------------

         Employees, outside directors and independent consultants and advisors to the Company and it subsidiaries (whether now existing or subsequently established) will be eligible to participate in the 2000 Plan.

Types of Award
---------------

         The 2000 Plan provides incentive stock options to purchase shares of common stock of the Company and nonstatutory stock options to purchase shares of common stock of the Company.

Exercise Price, Payment and Transferability
--------------------------------------------

         An optionee who exercises an incentive stock option may qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986. Nonstatutory stock options, however, do not qualify for such favorable tax treatment. The exercise price for incentive stock options granted under the 2000 Plan may not be less than 100% of the fair market value of the common stock of the Company on the option grant date. In the case of nonstatutory options, the minimum exercise price is 85% of the fair market value of the common stock of the Company on the option grant date. Optionees may pay the exercise price by using the following methods of payment as determined by the Committee: cash; shares of common stock that the optionee already owns; a full-recourse promissory note, except that the par value of newly issued shares must be paid in cash; an immediate sale of the option shares through a broker designated by the Company; or a loan from a broker designated by the Company, secured by the option shares.

         No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee.

Vesting of Options and Termination of Service
----------------------------------------------

         The options will vest at the time or times determined by the Committee. Options generally expire 10 years after they are granted, except that they generally expire earlier if the optionee's service terminates earlier. Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the Committee will generally have discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The Committee will also have discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

Change in Control
-----------------

         If a change in control of the Company occurs, an option under the 2000 Plan may become fully vested and exercisable as determined by the Committee. A change in control includes: (i) a merger of the Company after which the Company's stockholders own 50% or less of the surviving corporation (or its parent company); (ii) a sale of all or substantially all of the Company's assets; (iii) a change in the composition of the Board that results in the replacement of more than one-half of the Company's incumbent directors over a 24-month period; or (iv) an acquisition of 20% or more of the Company's outstanding stock by any person or group, other than a person related to the Company (such as a holding company owned by the Company's stockholders).

Amendments or Termination
--------------------------

         The Board may amend or terminate the 2000 Plan at any time. If the Board amends the 2000 Plan, it does not need to ask for stockholder approval of the amendment unless applicable law requires it. The 2000 Plan will continue in effect indefinitely, unless the Board decides to terminate the Plan earlier.

Federal Income Tax Consequences
-------------------------------

         Options granted under the 2000 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options
------------------

         No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal income tax purposes, dispositions are divided into two categories: qualifying dispositions and disqualifying dispositions. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

         Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee. Non-Statutory Options

         No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Accounting Treatment
---------------------

         Option grants with exercise prices less than the fair market value of the shares on the grant date will result in a direct compensation expense to the Company's earnings equal to the difference between the exercise price and the fair market value of the shares on the grant date. Such expense will be accruable by the Company over the period that the option shares are to vest. Option grants with an exercise price per share equal to 100% of fair market value of the shares at the time of grant will not result in any direct charge to the Company's earnings. However, the fair value of those options must be disclosed in the notes to the Company's financial statements, in the form of pro-forma statements to those financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

Stockholder Approval
--------------------

         The affirmative vote of a majority of the outstanding shares of the Company present or represented and entitled to vote at the 2000 Annual Meeting is required for approval of the 2000 Plan. Should such stockholder approval not be obtained, then the 2000 Plan will not be implemented, any stock options granted under the 2000 Plan will immediately terminate without becoming exercisable for the shares of common stock subject to those options, and no additional options will be granted under the 2000 Plan.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND
                           ADOPTION OF THE STOCK PLAN.



                                   PROPOSAL 3:
                              SELECTION OF AUDITORS


         Subject to stockholder approval at the Annual Meeting, the Board has selected J.H. Cohn LLP to continue as the Company's independent auditors for the fiscal year ending October 31, 2000. A representative of J.H. Cohn LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.
         Stockholder ratification of the selection of J.H. Cohn LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of J.H. Cohn LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a changes would be in the best interests of the Company and its stockholders.
         The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of J.H. Cohn LLP.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3



Stock Performance Graph
-----------------------

         The following graph compares the monthly return for the Company, the NASDAQ US Stock Index and the NASDAQ Electronic Components Stock Index.



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


[GRAPHIC OMITTED]

----------------
* The monthly return on investment for each of the periods for the Company is based on the closing price on the last trading day of each month. The Indices are based on their respective values on the final trading day of each month.


                             STOCKHOLDERS' PROPOSALS

         Stockholders who intend to submit proposals at the 2000 Annual Meeting must submit such proposals to the Company no later than March 1, 2000 in order for them to be included in the Proxy Statement and the form of Proxy to be distributed by the Board of Directors in connection with that meeting. Stockholders proposals should be submitted to RF Industries, Ltd., 7610 Miramar Road, San Diego, CA 92126-4202

                                 ANNUAL REPORTS

         The Company's 1999 Annual Report on Form 10-KSB which includes audited financial statements for the Company's fiscal year ended October 31, 1999, is being mailed with the Proxy Statement to stockholder of record on or about March 31, 2000.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting of any adjournment thereof, it is intended that the persons named in the enclosed form of Proxy will vote on such matters in accordance with their best judgment.


                                               Terrie A. Gross,
                                               Corporate Secretary
                                               Chief Financial Officer

San Diego, California
March 31, 2000



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